Exhibit 12 Statement re: computation of ratios.

                   WEBSTER RATIO OF EARNINGS TO FIXED CHARGES
                                                             DECEMBER
                                    MARCH 1994  MARCH 1995     1994        1993        1992        1991        1990
                                   3 Mo. Ended 3 Mo. Ended   WEBSTER     WEBSTER     WEBSTER     WEBSTER     WEBSTER
                                     WEBSTER     WEBSTER
Earnings
- --------
Income before taxes                      6,186       6,824      20,142      21,697      10,233       4,212        (975)
Plus: Fixed Charges                      4,367       7,001      23,040      14,529       6,518       6,103       8,554
Less: Interest captialized                   0           0           0           0           0           0           0
Less: Pref. Stock Div Requirement         (469)       (324)     (1,716)     (2,653)       (581)          0           0
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total Earnings                     10,084      13,501      41,466      33,573      16,170      10,315       7,579

Fixed Charges
- -------------
Interest on Borrowings                   3,878       6,657      21,284      11,836       5,897       6,063       8,514
Plus: ESOP Int. Exp                         20          20          40          40          40          40          40
Plus: Amort. of Debt Expense                 0           0           0           0           0           0           0
Plus: Rental Expense                         0           0           0           0           0           0           0
Plus: Preferred Stock Div Req's            469         324       1,716       2,653         581           0           0
                                     ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total Fixed Charges                 4,367       7,001      23,040      14,529       6,518       6,103       8,554


Earnings in Excess (Deficit) of
 Fixed Charges                           5,717       6,500      18,426      19,044       9,652       4,212        (975)

Ratio of Earnings/Fixed Charges          2.31X       1.93X       1.80X       2.31X       2.48X       1.69X        .89X



                                           231%        193%        180%        231%        248%        169%         89%

              SHELTON RATIO OF EARNINGS TO FIXED CHARGES

                                                                       YEAR ENDING JUNE 30,
                                                 -------------------------------------------------------
                                                   1994        1993        1992        1991        1990   Nine Months  Nine Months
                                                 SHELTON     SHELTON     SHELTON     SHELTON     SHELTON   Ended 3/95  Ended  3/94

Earnings
- --------
Income before taxes                                  3,275       3,511       2,508       1,324       1,863     2,767      2,402
Plus: Fixed Charges                                    314         338         539       1,109       1,952       250        210
Less: Interest captialized                               0           0           0           0           0         0          0
Less: Pref. Stock Div Requirement                        0           0           0           0           0         0          0
                                                 ---------   ---------   ---------   ---------   ---------   --------   ---------
     Total Earnings                                  3,589       3,849       3,047       2,433       3,815     3,017      2,612

Fixed Charges
- -------------
Interest on Borrowings                                 306         327         490       1,046       1,883       250        210
Plus: ESOP Int. Exp                                      0           1           3           9          15         0          0
Plus: Amort. of Debt Expense                             0           0           0           0           0         0          0
Plus: Rental Expense                                     8          10          46          54          54         0          0
Plus: Preferred Stock Div Req's                          0           0           0           0           0         0          0
                                                 ---------   ---------   ---------   ---------   ---------   --------   ---------
     Total Fixed Charges                               314         338         539       1,109       1,952       250        210


Earnings in Excess (Deficit) of
 Fixed Charges                                       3,275       3,511       2,508       1,324       1,863     2,767      2,402

Ratio of Earnings/Fixed Charges                     11.43X      11.39X       5.65X       2.19X       1.95X    12.07x     12.44x



                                                      1143%       1139%        565%        219%        195%    1207%      1244%


              WEBSTER/SHELTON COMBINED RATIO OF EARNINGS TO FIXED CHARGES

                                       1994         1994         1994          1995          1995         1995         1994
                                   3 Mo. Ended   3 Mo. Ended  3 Mo. Ended   3 Mo. Ended   3 Mo. Ended  3 Mo. Ended     WEBSTER
                                     WEBSTER      SHELTON      COMBINED       WEBSTER       SHELTON     COMBINED
Earnings
- --------
Income before taxes                   6,186           658        6,844         6,824           905        7,729        20,142
Plus: Fixed Charges                   4,367            71        4,438         7,001            72        7,073        23,040
Less: Interest captialized                0             0            0             0             0            0             0
Less: Pref. Stock Div Requirement      (469)            0         (469)         (324)            0         (324)       (1,716)
                                    -------       -------      -------       -------       -------      -------       -------
     Total Earnings                  10,084           729       10,813        13,501           977       14,478        41,466

Fixed Charges
- -------------
Interest on Borrowings                3,878            69        3,947         6,657            70        6,727        21,284
Plus: ESOP Int. Exp                      20             0           20            20             0           20            40
Plus: Amort. of Debt Expense              0             0            0             0             0            0             0
Plus: Rental Expense                      0             2            2             0             2            2             0
Plus: Preferred Stock Div Req's         469             0          469           324             0          324         1,716
                                    -------       -------      -------       -------       -------      -------       -------
     Total Fixed Charges              4,367            71        4,438         7,001            72        7,073        23,040


Earnings in Excess (Deficit) of
 Fixed Charges                        5,717           658        6,375         6,500           905        7,405        18,426

Ratio of Earnings/Fixed Charges       2.31X         10.27X       2.44X         1.93X         13.57X       2.05X         1.80X



                                        231%         1027%         244%          193%         1357%         205%          180%



[TABLE CONTINUES...]


                                       1994         1994         1993          1993          1993        1992          1992
                                    SHELTON      COMBINED       WEBSTER       SHELTON     COMBINED     WEBSTER        SHELTON
Earnings
- --------
Income before taxes                   3,393       23,535        21,697         3,198       24,895        10,233         3,263
Plus: Fixed Charges                     353       23,393        14,529           290       14,819         6,518           453
Less: Interest captialized                0            0             0             0            0             0             0
Less: Pref. Stock Div Requirement         0       (1,716)       (2,653)            0       (2,653)         (581)            0
                                    -------      -------       -------       -------      -------       -------       -------
     Total Earnings                   3,746       45,212        33,573         3,488       37,061        16,170         3,716

Fixed Charges
- -------------
Interest on Borrowings                  345       21,629        11,836           280       12,116         5,897           430
Plus: ESOP Int. Exp                       0           40            40             0           40            40             0
Plus: Amort. of Debt Expense              0            0             0             0            0             0             0
Plus: Rental Expense                      0            0             0            10           10             0            23
Plus: Preferred Stock Div Req's           8        1,724         2,653             0        2,653           581             0
                                    -------      -------       -------       -------      -------       -------       -------
     Total Fixed Charges                353       23,393        14,529           290       14,819         6,518           453


Earnings in Excess (Deficit) of
 Fixed Charges                        3,393       21,819        19,044         3,198       22,242         9,652         3,263

Ratio of Earnings/Fixed Charges      10.61X        1.93X          2.31X        12.03X       2.50X          2.48X         8.20X


                                       1061%         193%          231%         1203%         250%          248%          820%

[TABLE CONTINUES...]

                                       1992         1991         1991          1991        1990         1990          1990
                                    COMBINED       WEBSTER       SHELTON     COMBINED     WEBSTER      SHELTON      COMBINED
Earnings
- --------
Income before taxes                  13,496         4,212        1,900        6,112         (975)        1,604          629
Plus: Fixed Charges                   6,971         6,103          655        6,758        8,554         1,638       10,192
Less: Interest captialized                0             0            0            0            0             0            0
Less: Pref. Stock Div Requirement      (581)            0            0            0            0             0            0
                                    -------       -------      -------      -------      -------       -------      -------
     Total Earnings                  19,886        10,315        2,555       12,870        7,579         3,242       10,821

Fixed Charges
- -------------
Interest on Borrowings                6,327         6,063          601        6,664        8,514         1,584       10,098
Plus: ESOP Int. Exp                      40            40            0           40           40             0           40
Plus: Amort. of Debt Expense              0             0            0            0            0             0            0
Plus: Rental Expense                     23             0           54           54            0             0            0
Plus: Preferred Stock Div Req's         581             0            0            0            0            54           54
                                    -------       -------      -------      -------      -------       -------      -------
     Total Fixed Charges              6,971         6,103          655        6,758        8,554         1,638       10,192


Earnings in Excess (Deficit) of
 Fixed Charges                       12,915         4,212        1,900        6,112         (975)        1,604          629

Ratio of Earnings/Fixed Charges        2.85X         1.69X        3.90X        1.90X         .89X         1.98X        1.06X



                                        285%          169%         390%         190%          89%          198%         106%